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                                  EXHIBIT 99.1

[IMAX LOGO]

IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905)403-6500 Fax: (905)403-6450
www.imax.com


             IMAX ANNOUNCES PLAN TO REFINANCE ALL OUTSTANDING DEBT

Toronto, Canada - November 10, 2003 - IMAX Corporation (Nasdaq:IMAX; TSX:IMX) today announced that it plans to refinance all of its outstanding debt through an offering of new senior notes with a proposed maturity of 2010. The proposed offering would complete the Company's initiative, begun in 2001, of addressing the repayment of its 7 7/8% senior notes due December 2005, of which $153 million in principal remains outstanding.

The notes have not been, and will not be registered under the U.S. Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release contains forward looking statements that are based on management assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

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For additional information please contact:
MEDIA:                                                ANALYSTS:
IMAX CORPORATION, New York                            IMAX CORPORATION, New York
Romi Schutzer                                         JENNIFER GERY
212-821-0144                                          212-821-0144
rschutzer@imax.com                                    jgery@imax.com

ENTERTAINMENT MEDIA:                                  BUSINESS MEDIA:
Newman & Company, Los Angeles                         Sloane & Company, New York
Al Newman                                             WHIT CLAY
818-784-2130                                          212-446-1864
asn@newman-co.com                                     wclay@sloanepr.com